UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): July 11, 2017

CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  500 Jackson Street P.O. Box 3005  Columbus, IN  47202-3005
(Address of principal executive offices, including zip code)

           (812) 377-5000
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     □

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            Election of New Directors.

On July 11, 2017, the Board of Directors of Cummins Inc. (the “Company”) elected Rich Freeland, President and Chief Operating Officer of the Company, and Karen Quintos, EVP and Chief Customer Officer of Dell Technologies Inc., as directors of the Company to serve until the Company’s next annual meeting of shareholders and, in each case, until his or her successor is duly qualified and elected.  Ms. Quintos has been appointed to serve on the Board of Director’s Audit Committee, Safety, Environment and Technology Committee and the Governance and Nominating Committee.

Ms. Quintos will participate in the Company’s standard non-employee director compensation policies and programs as described under “Director Compensation” in the Company’s 2017 Proxy Statement filed with the U.S. Securities and Exchange Commission on March 27, 2017.  Mr. Freeland, as an employee director, will not receive separate compensation for his service on the Board of Directors of the Company.

The Company’s press release with respect to this matter is attached as Exhibit 99 and incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits.

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)            Exhibits.

(99)	Press Release, dated July 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 12, 2017

CUMMINS INC.
/s/ Mark J. Sifferlen Mark J. Sifferlen Corporate Secretary

CUMMINS INC.
Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(99)	Press Release, dated July 11, 2017.